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                                                                       EXHIBIT 6


                             JOINT FILING AGREEMENT

        Pursuant to Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement on Schedule 13D and any amendments thereto to which this exhibit is attached is filed on behalf of each of them.

Date:  August 28, 2001

                              Consolidated Press International Holdings Limited



                              By: /s/ Guy Bottomley
                                 -----------------------------------------
                                  Name:  Guy Harold Bottomley
                                  Title: Alternate Director and Secretary

                              C.P. International Investments Limited



                              By: /s/ David Barnett
                                 -----------------------------------------
                                  Name:  David Barnett
                                  Title: Director